UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2015, Diodes Incorporated (“Diodes”), Pericom Semiconductor Corporation (“Pericom”) and PSI Merger Sub, Inc. (“Merger Sub”) entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 2, 2015, by and among Diodes, Pericom and Merger Sub to (i) increase the Merger Consideration, as defined in the Merger Agreement, from $17.00 per share in cash, without interest, to $17.75 per share in cash, without interest, and (ii) increase the Termination Fee, as defined in the Merger Agreement, from $15 million to $15.7 million.

The foregoing description of the Merger Agreement Amendment is qualified in its entirety by the full text of such agreement, a copy of which is filed attached as Exhibit 2.1 to this Report and is incorporated herein by reference.

Additional Information and Where to Find It

Pericom has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its proposed acquisition by Diodes and furnished or filed other materials with the SEC in connection with the proposed transaction. The definitive proxy statement has been sent or given to the shareholders of the Company and contains important information about the proposed transaction and related matters. In connection with the amended merger agreement, Pericom will file with the SEC and furnish to Pericom’s shareholders a supplement to the proxy statement.  BEFORE MAKING ANY VOTING DECISION, PERICOM’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SUPPLEMENT TO THE PROXY STATEMENT, AND THOSE OTHER MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The proxy statement, proxy statement supplement and other relevant materials (when they become available), and any other documents filed by Pericom with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.

Participants in the Solicitation

Pericom, Diodes and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the proxy statement described above. Additional information regarding the directors and executive officers of Pericom is included in Pericom’s amendment to its Annual Report on Form 10-K, which was filed with the SEC on October 14, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Pericom.  Additional information regarding the directors and executive officers of Diodes is included in Diodes’ proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 16, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Diodes.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this Report or the documents attached hereto that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected timing of the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that Pericom’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the expected benefits to shareholders, customers, suppliers and channel partners; difficulties coordinating Diodes’ and Pericom’s new product and process development, unexpected manufacturing difficulties or delays at one or more manufacturing facilities, unanticipated costs of the transaction, and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes’ and Pericom’s filings with the SEC.  You should not place undue reliance on these forward-looking statements, which speak only as of the date thereof. Diodes undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated November 6, 2015, among Diodes Incorporated, PSI Merger Sub, Inc. and Pericom Semiconductor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: November 9, 2015	By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer